UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

HYPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35614	61-1512713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 745-7802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Hyperion Therapeutics, Inc. (the “Company”) has been informed that Sofinnova Venture Partners VII, L.P. executed a block trade for 417,747 shares of the Company’s common stock on or about June 4, 2014. Dr. James Healy, a member of the Company’s Board of Director’s, is a managing member of Sofinnova Management VII, L.L.C., the general partner of Sofinnova Venture Partners VII, L.P., and may be considered to have beneficial ownership of Sofinnova Venture Partners VII, L.P.’s interest in us. Dr. Healy disclaims beneficial ownership in our shares owned by Sofinnova Venture Partners VII, L.P. except to the extent of his pecuniary interest therein.

The Company has also been informed that New Enterprise Associates 12, Limited Partnership, NEA Partners 12, Limited Partnership and President’s Fund II, L.P. distributed an aggregate of 500,000 shares of the Company’s common stock to their partners beginning on or about June 6, 2014. The Company is not aware of the extent to which any of these shares may be subject to restrictions on resale and the Company has no information as to the extent to which the distributees intend to sell such shares. Mr. Jake Nunn, a member of the Company’s Board of Directors, is a partner of New Enterprise Associates, Inc. Mr. Nunn does not have voting or dispositive power with regard to any of the shares directly held by the entities referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2014	Hyperion Therapeutics, Inc.

	By:	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer